Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-282565
(To Prospectus dated November 8, 2024,
Prospectus Supplement dated November 8, 2024
and Product Supplement STOCK LIRN-1 dated January 24, 2025)

1,085,661 Units $10 principal amount per unit CUSIP No. 06419L691	Pricing Date Settlement Date Maturity Date	February 26, 2026 March 5, 2026 February 25, 2028

Capped Leveraged Index Return Notes® Linked to a Basket of Fifteen Financial Sector Stocks

●Maturity of approximately 2 years

￭2-to-1 leveraged upside exposure to increases in the Basket, subject to a capped return of 47.20%

●1-to-1 downside exposure to decreases in the Basket with up to 100.00% of your principal at risk

●The Basket is comprised of fifteen financial sector stocks as specified under “The Basket” herein. (each a “Basket Stock” and collectively, the “Basket Stocks”). Each Basket Stock was given an approximately equal weight.

●All payments occur at maturity and are subject to the credit risk of The Bank of Nova Scotia

●No periodic interest payments

●In addition to the underwriting discount set forth below, the notes include a hedging-related charge of $0.05 per unit. See “Structuring the Notes”

●Limited secondary market liquidity, with no exchange listing

●The notes are unsecured debt securities and are not savings accounts or insured deposits of a bank. The notes are not insured or guaranteed by the Canada Deposit Insurance Corporation (the “CDIC”), the U.S. Federal Deposit Insurance Corporation (the “FDIC”), or any other governmental agency of Canada, the United States or any other jurisdiction

The notes are being issued by The Bank of Nova Scotia (“BNS”). There are important differences between the notes and a conventional debt security, including different investment risks and certain additional costs. See “Risk Factors” beginning on page TS-7 of this term sheet, “Additional Risk Factors” on page TS-8 and “Risk Factors” beginning on page PS-7 of product supplement STOCK LIRN-1.

The initial estimated value of the notes as of the pricing date is $9.372 per unit, which is less than the public offering price listed below. See “Summary” on the following page, “Risk Factors” beginning on page TS-7 of this term sheet and “Structuring the Notes” on page TS-27 of this term sheet for additional information. The actual value of your notes at any time will reflect many factors and cannot be predicted with accuracy.

_________________________

None of the U.S. Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these securities or determined if this Note Prospectus (as defined below) is truthful or complete. Any representation to the contrary is a criminal offense.

_________________________

	Per Unit	Total
Public offering price	$ 10.00	$ 10,856,610.00
Underwriting discount	$ 0.20	$ 217,132.20
Proceeds, before expenses, to BNS	$ 9.80	$10,639,477.80

The notes:

Are Not FDIC Insured	Are Not Bank Guaranteed	May Lose Value

BofA Securities

February 26, 2026

Capped Leveraged Index Return Notes® Linked to a Basket of Fifteen Financial Sector Stocks due February 25, 2028

Summary

The Capped Leveraged Index Return Notes® Linked to a Basket of Fifteen Financial Sector Stocks, due February 25, 2028 (the “notes”) are our senior unsecured debt securities. The notes are not guaranteed or insured by the CDIC or the FDIC, and are not, either directly or indirectly, an obligation of any third party. The notes are not bail-inable debt securities (as defined in the prospectus). The notes will rank equally with all of our other unsecured senior debt. Any payments due on the notes, including any repayment of principal, will be subject to the credit risk of BNS. The notes provide you a leveraged return, subject to a cap, if the Ending Value of the Market Measure, which is the basket described below (the “Basket”), is greater than the Starting Value (as determined below). If the Ending Value is less than the Starting Value, you will lose all or a portion of the principal amount of your notes. Any payments on the notes will be calculated based on the $10 principal amount per unit and will depend on the performance of the Basket, subject to our credit risk. See “Terms of the Notes” below.

The Basket is comprised of fifteen financial sector stocks as specified under “The Basket” herein (each a “Basket Stock” and collectively, the “Basket Stocks”). On the pricing date, each Basket Stock was given an approximately equal weight.

The economic terms of the notes (including the Capped Value and Threshold Value) are based on our internal funding rate, which is the rate we would pay to borrow funds through the issuance of market-linked notes, and the economic terms of certain related hedging arrangements. Our internal funding rate is typically lower than the rate we would pay when we issue conventional fixed rate debt securities. This difference in funding rate, as well as the underwriting discount and the hedging related charge described below, reduced the economic terms of the notes to you and the initial estimated value of the notes on the pricing date. Due to these factors, the public offering price you pay to purchase the notes is greater than the initial estimated value of the notes.

On the cover page of this term sheet, we have provided the initial estimated value for the notes. The initial estimated value was determined by reference to our internal pricing models, which take into consideration certain factors, such as our internal funding rate on the pricing date and our assumptions about market parameters. For more information about the initial estimated value and the structuring of the notes, see “Structuring the Notes” on page TS-27.

Terms of the Notes		Redemption Amount Determination
Issuer:	The Bank of Nova Scotia (“BNS”)	On the maturity date, you will receive a cash payment per unit determined as follows:
Principal Amount:	$10.00 per unit
Term:	Approximately 2 years
Market Measure:

An approximately equally-weighted basket comprised of fifteen financial sector stocks. See “The Basket” herein for information about the Basket Stocks, including ticker symbols and weightings on the pricing date. We refer to each of their issuers as an “Underlying Company” herein.

Starting Value:	100.00.
Ending Value:

The value of the Market Measure on the calculation day. The scheduled calculation day is subject to postponement in the event of Market Disruption Events, as described beginning on page PS-22 of product supplement STOCK LIRN-1.

Threshold Value:	100.00 (100.00% of the Starting Value)
Participation Rate:	200.00%
Capped Value:	$14.72 per unit, which represents a return of 47.20% over the principal amount.
Calculation Day:	February 17, 2028
Price Multiplier:	1 for each Basket Stock, subject to adjustment for certain corporate events relating to that Basket Stock, as described on page PS-24 of product supplement STOCK LIRN-1.
Fees and Charges:	The underwriting discount of $0.20 per unit listed on the cover page and the hedging related charge of $0.05 per unit described in “Structuring the Notes” on page TS-27.
Calculation Agent:	BofA Securities, Inc. (“BofAS”)

Capped Leveraged Index Return Notes®	TS-2

Capped Leveraged Index Return Notes® Linked to a Basket of Fifteen Financial Sector Stocks due February 25, 2028

The terms and risks of the notes are contained in this term sheet and in the following:

￭Product supplement STOCK LIRN-1 dated January 24, 2025:
http://www.sec.gov/Archives/edgar/data/9631/000183988225003677/bns_424b2-01360.htm

￭Prospectus supplement dated November 8, 2024:
http://www.sec.gov/Archives/edgar/data/9631/000183988224038303/bns_424b3-21311.htm

￭Prospectus dated November 8, 2024:
http://www.sec.gov/Archives/edgar/data/9631/000119312524253771/d875135d424b3.htm

These documents (together, the “Note Prospectus”) have been filed as part of a registration statement with the SEC, which may, without cost, be accessed on the SEC website as indicated above or obtained from Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”) or BofAS by calling 1-800-294-1322. You should read the Note Prospectus, including this term sheet, for information about us and this offering. Any prior or contemporaneous oral statements and any other written materials you may have received are superseded by the Note Prospectus. Capitalized terms used but not defined in this term sheet have the meanings set forth in product supplement STOCK LIRN-1. Unless otherwise indicated or unless the context requires otherwise, all references in this document to “we,” “us,” “our,” or similar references are to BNS.

Investor Considerations

You may wish to consider an investment in the notes if:	The notes may not be an appropriate investment for you if:

●You anticipate that the value of the Basket will increase moderately from the Starting Value to the Ending Value.

●You are willing to risk a substantial or entire loss of principal if the Basket decreases from the Starting Value to the Ending Value.

●You accept that the return on the notes will be capped.

●You are willing to forgo interest payments that are paid on conventional interest-bearing debt securities.

●You are willing to forgo dividends or other benefits of owning shares of the Basket Stocks.

●You are willing to accept a limited or no market for sales prior to maturity, and understand that the market prices for the notes, if any, will be affected by various factors, including our actual and perceived creditworthiness, our internal funding rate and fees and charges on the notes.

●You are willing to assume our credit risk, as issuer of the notes, for all payments under the notes, including the Redemption Amount.

●You believe that the value of the Basket will decrease from the Starting Value to the Ending Value or that it will not increase sufficiently over the term of the notes to provide you with your desired return.

●You seek principal repayment or preservation of capital.

●You seek an uncapped return on your investment.

●You seek interest payments or other current income on your investment.

●You want to receive dividends or other distributions paid on the Basket Stocks.

●You seek an investment for which there will be a liquid secondary market.

●You are unwilling or are unable to take market risk on the notes or to take our credit risk as issuer of the notes.

We urge you to consult your investment, legal, tax, accounting, and other advisors concerning an investment in the notes.

Capped Leveraged Index Return Notes®	TS-3

Capped Leveraged Index Return Notes® Linked to a Basket of Fifteen Financial Sector Stocks due February 25, 2028

Hypothetical Payout Profile and Examples of Payments at Maturity

Capped Leveraged Index Return Notes®

This graph reflects the returns on the notes, based on the Participation Rate of 200.00%, the Threshold Value of 100.00% of the Starting Value and the Capped Value of $14.72 per unit. The green line reflects the returns on the notes, while the dotted gray line reflects the returns of a direct investment in the Basket Stocks, excluding dividends.

This graph has been prepared for purposes of illustration only.

The following table and examples are for purposes of illustration only. They are based on hypothetical values and show hypothetical returns on the notes. They illustrate the calculation of the Redemption Amount and total rate of return based on the Starting Value of 100.00, the Participation Rate of 200.00%, the Threshold Value of 100.00, the Capped Value of $14.72 per unit and a range of hypothetical Ending Values. The actual amount you receive and the resulting total rate of return will depend on the actual Ending Value and whether you hold the notes to maturity. The following examples do not take into account any tax consequences from investing in the notes.

For recent hypothetical levels of the Basket, see “The Basket” section below. For recent actual prices of the Basket Stocks, see “The Basket Stocks” section below. The Ending Value of each Basket Stock will not include any income generated by dividends paid on any of the Basket Stocks, which you would otherwise be entitled to receive if you invested in those stocks directly. In addition, all payments on the notes are subject to issuer credit risk.

Capped Leveraged Index Return Notes®	TS-4

Capped Leveraged Index Return Notes® Linked to a Basket of Fifteen Financial Sector Stocks due February 25, 2028

Ending Value	Percentage Change from the Starting Value to the Ending Value	Redemption Amount per Unit	Total Rate of Return on the Notes
0.00	-100.00%	$0.00	-100.00%
25.00	-75.00%	$2.50	-75.00%
50.00	-50.00%	$5.00	-50.00%
60.00	-40.00%	$6.00	-40.00%
70.00	-30.00%	$7.00	-30.00%
80.00	-20.00%	$8.00	-20.00%
90.00	-10.00%	$9.00	-10.00%
100.00(1)(2)	0.00%	$10.00	0.00%
105.00	5.00%	$11.00	10.00%
110.00	10.00%	$12.00	20.00%
115.00	15.00%	$13.00	30.00%
120.00	20.00%	$14.00	40.00%
123.60	23.60%	$14.72(3)	47.20%
130.00	30.00%	$14.72	47.20%
140.00	40.00%	$14.72	47.20%
150.00	50.00%	$14.72	47.20%
160.00	60.00%	$14.72	47.20%
170.00	70.00%	$14.72	47.20%
180.00	80.00%	$14.72	47.20%

(1)This is the Threshold Value.

(2)The Starting Value was set to 100.00 on the pricing date.

(3)The Redemption Amount per unit cannot exceed the Capped Value.

Capped Leveraged Index Return Notes®	TS-5

Capped Leveraged Index Return Notes® Linked to a Basket of Fifteen Financial Sector Stocks due February 25, 2028

Redemption Amount Calculation Examples

Example 1
The Ending Value is 50.00, or 50.00% of the Starting Value:
Starting Value: 100.00
Threshold Value: 100.00
Ending Value: 50.00
= $5.00 Redemption Amount per unit
Example 2
The Ending Value is 104.00, or 104.00% of the Starting Value:
Starting Value: 100.00
Ending Value: 104.00
= $10.80 Redemption Amount per unit
Example 3
The Ending Value is 160.00, or 160.00% of the Starting Value:
Starting Value: 100.00
Ending Value: 160.00
however, because the Redemption Amount for the notes cannot exceed the Capped Value, the Redemption Amount will be $14.72 per unit

Capped Leveraged Index Return Notes®	TS-6

Capped Leveraged Index Return Notes® Linked to a Basket of Fifteen Financial Sector Stocks due February 25, 2028

Risk Factors

There are important differences between the notes and a conventional debt security. An investment in the notes involves significant risks, including those listed below. You should carefully review the more detailed explanation of risks relating to the notes in the “Risk Factors” sections beginning on page PS-7 of product supplement STOCK LIRN-1, page S-2 of the prospectus supplement, and page 7 of the prospectus identified above. We also urge you to consult your investment, legal, tax, accounting, and other advisors concerning an investment in the notes.

Structure-Related Risks

￭Depending on the performance of the Basket as measured shortly before the maturity date, your investment may result in a loss; there is no guaranteed return of principal.

￭Your return on the notes may be less than the yield you could earn by owning a conventional fixed or floating rate debt security of comparable maturity.

￭Your investment return is limited to the return represented by the Capped Value and may be less than a comparable investment directly in the Basket Stocks.

Market Measure-Related Risks

￭Changes in the price of one of the Basket Stocks may be offset by changes in the prices of the other Basket Stocks.

￭You will have no rights of a holder of the Basket Stocks, and you will not be entitled to receive any shares of the Basket Stocks or dividends or other distributions with respect to any of the Basket Stocks.

￭While we, MLPF&S, BofAS or our or their respective affiliates may from time to time own shares of the Basket Stocks, none of us, MLPF&S, BofAS or our or their respective affiliates do not control any Underlying Company, and have not verified any disclosure made by any Underlying Company.

￭The Redemption Amount will not be adjusted for all corporate events that could affect the Basket Stocks. See “Description of LIRNs — Anti-Dilution Adjustments” beginning on page PS-23 of product supplement STOCK LIRN-1.

￭No Underlying Company will have any obligations relating to the notes, and none of us, MLPF&S or BofAS will perform any due diligence procedures with respect to any Underlying Company in connection with this offering.

￭Brookfield Asset Management Ltd. and TPG Inc. commenced trading recently and have limited actual historical information. Because Brookfield Asset Management Ltd. and TPG Inc. are of recent origin and limited actual historical performance data exists, you will have less information on which you may base your investment decision than would have been the case had the notes been linked to a basket of stocks with a more established record of performance.

Valuation- and Market-Related Risks

￭Our initial estimated value of the notes is lower than the public offering price of the notes. Our initial estimated value of the notes is only an estimate. The public offering price of the notes exceeds our initial estimated value because it includes costs associated with selling and structuring the notes, as well as hedging our obligations under the notes with a third party, which may include BofAS or one of its affiliates. These costs include the underwriting discount and an expected hedging related charge, as further described in “Structuring the Notes” on page TS-27.

￭Our initial estimated value of the notes does not represent future values of the notes and may differ from others’ estimates. Our initial estimated value of the notes was determined by reference to our internal pricing models when the terms of the notes were set. These pricing models consider certain factors, such as our internal funding rate on the pricing date, the expected term of the notes, market conditions and other relevant factors existing at that time, and our assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the notes that are different from our initial estimated value. In addition, market conditions and other relevant factors in the future may change, and any of our assumptions may prove to be incorrect. On future dates, the market value of the notes could change significantly based on, among other things, the performance of the Basket, changes in market conditions, our creditworthiness, interest rate movements and other relevant factors. These factors, together with various credit, market and economic factors over the term of the notes, are expected to reduce the price at which you may be able to sell the notes in any secondary market and will affect the value of the notes in complex and unpredictable ways. Our initial estimated value does not represent a minimum price at which we or any agents would be willing to buy your notes in any secondary market (if any exists) at any time.

￭Our initial estimated value is not determined by reference to credit spreads or the borrowing rate we would pay for our conventional fixed-rate debt securities. The internal funding rate used in the determination of our initial estimated value of the notes generally represents a discount from the credit spreads for our conventional fixed-rate debt securities and the borrowing rate we would pay for our conventional fixed-rate debt securities. If we were to use the interest rate implied by the credit spreads for our conventional fixed-rate debt securities, or the borrowing rate we would pay for our conventional fixed-rate debt securities, we would expect the economic terms of the notes to be more favorable to you. Consequently, our use of an internal funding rate for the notes would have an adverse effect on the economic terms of the notes, the initial estimated value of the notes on the pricing date, and the price at which you may be able to sell the notes in any secondary market.

Capped Leveraged Index Return Notes®	TS-7

Capped Leveraged Index Return Notes® Linked to a Basket of Fifteen Financial Sector Stocks due February 25, 2028

￭A trading market is not expected to develop for the notes. None of us, MLPF&S or BofAS is obligated to make a market for, or to repurchase, the notes. There is no assurance that any party will be willing to purchase your notes at any price in any secondary market.

Conflict-Related Risks

￭Our business, hedging and trading activities, and those of MLPF&S, BofAS and our and their respective affiliates (including trades in shares of the Basket Stocks), and any hedging and trading activities we, MLPF&S, BofAS or our or their respective affiliates engage in for our clients’ accounts, may affect the market value of, and return on, the notes and may create conflicts of interest with you.

￭There may be potential conflicts of interest involving the calculation agent, which is BofAS. We have the right to appoint and remove the calculation agent.

General Credit-Related Risks

￭Payments on the notes are subject to our credit risk, and actual or perceived changes in our creditworthiness are expected to affect the value of the notes. If we become insolvent or are unable to pay our obligations, you may lose your entire investment.

Tax-Related Risks

￭The U.S. federal income tax consequences of the notes are uncertain, and may be adverse to a holder of the notes. See “Summary of U.S. Federal Income Tax Consequences” below.

￭The conclusion that no portion of the interest paid or credited or deemed to be paid or credited on a note will be “Participating Debt Interest” subject to Canadian withholding tax is based in part on the current published administrative position of the CRA. There cannot be any assurance that CRA’s current published administrative practice will not be subject to change, including potential expansion in the current administrative interpretation of Participating Debt Interest subject to Canadian withholding tax. If, at any time, the interest paid or credited or deemed to be paid or credited on a note is subject to Canadian withholding tax, you will receive an amount that is less than the Redemption Amount. You should consult your own adviser as to the potential for such withholding and the potential for reduction or refund of part or all of such withholding, including under any bilateral Canadian tax treaty the benefits of which you may be entitled. For a discussion of the Canadian federal income tax consequences of investing in the notes, see “Summary of Canadian Federal Income Tax Consequences” below, “Canadian Taxation—Debt Securities” on page 66 of the prospectus, and “Supplemental Discussion of Canadian Federal Income Tax Consequences” on page PS-33 of product supplement STOCK LIRN-1.

Additional Risk Factors

Additional Market Measure-Related Risks

The Basket Stocks are concentrated in one sector.

All of the Basket Stocks are issued by companies in the financial sector. Although an investment in the notes will not give holders any ownership or other direct interests in the Basket Stocks, the return on an investment in the notes will be subject to certain risks associated with a direct equity investment in companies in the financial services sector, as described immediately below. Accordingly, by investing in the notes, you will not benefit from the diversification which could result from an investment linked to companies that operate in multiple sectors.

Adverse conditions in the financial sector may reduce your return on the notes.

All of the Basket Stocks are issued by companies whose primary lines of business are directly associated with the financial services sector. The profitability of these companies is largely dependent on the availability and cost of capital funds, and can fluctuate significantly, particularly when market interest rates change. Credit losses resulting from financial difficulties of these companies’ customers can negatively impact the sector. In addition, adverse international economic, business, or political developments, including with respect to the insurance sector, or to real estate and loans secured by real estate, could have a significant and adverse effect on the value of the Basket. As a result of these factors, the value of the notes may be subject to greater volatility and be more adversely affected by economic, political, or regulatory events relating to the financial services sector than would have been the case had the notes been linked to a more broadly diversified group of assets.

Economic conditions have adversely impacted the stock prices of many companies in the financial services sector, and may do so during the term of the notes.

In the past, international economic conditions have resulted, and may continue to result, in significant losses among many companies that operate in the financial services sector. These conditions have also resulted, and may continue to result, in a high degree of volatility in the stock prices of financial institutions, and substantial fluctuations in the profitability of these companies. Numerous financial services companies have experienced substantial decreases in the value of their assets, taken action to raise capital (including the issuance of debt or equity securities), or even ceased operations. Further, companies in the financial services sector have been subject to unprecedented government actions and regulation, which may limit the scope of their operations and, in turn, result in a decrease in value of these companies. Any of these factors may have an adverse impact on the performance of the Basket. As a result, the value of the Basket may be adversely affected by economic, political, or regulatory events affecting the financial services sector or one of the sub-sectors of the financial services sector. This in turn could adversely impact the market value of the notes and decrease the Redemption Amount.

Capped Leveraged Index Return Notes®	TS-8

Capped Leveraged Index Return Notes® Linked to a Basket of Fifteen Financial Sector Stocks due February 25, 2028

The Basket

The Basket is designed to allow investors to participate in the percentage changes in the prices of the Basket Stocks from the Starting Value to the Ending Value of the Basket. The Basket Stocks are described in the section “The Basket Stocks” below. Each Basket Stock was assigned an initial weight on the pricing date, as set forth in the table below.

For more information on the calculation of the value of the Basket, please see the section entitled “Description of the LIRNs—Basket Market Measures” beginning on page PS-29 of product supplement STOCK LIRN-1.

On the pricing date, for each Basket Stock, the Initial Component Weight, the Closing Market Price, the Component Ratio and the initial contribution to the Basket value were as follows:

Basket Stock	Bloomberg Symbol	Initial Component Weight	Closing Market Price(1)	Component Ratio(2)	Initial Basket Value Contribution
Ares Management Corporation	ARES	6.67%	$118.08	0.05648713	6.67
Brookfield Asset Management Ltd.	BAM	6.67%	$48.73	0.13687667	6.67
BlackRock, Inc.	BLK	6.67%	$1,090.27	0.00611775	6.67
Blackstone Inc.	BX	6.67%	$117.95	0.05654939	6.67
Interactive Brokers Group, Inc.	IBKR	6.67%	$74.56	0.08945815	6.67
KKR & Co. Inc.	KKR	6.67%	$93.62	0.07124546	6.67
Blue Owl Capital Inc.	OWL	6.67%	$11.22	0.59447415	6.67
TPG Inc.	TPG	6.67%	$44.97	0.14832110	6.67
AllianceBernstein Holding L.P.	AB	6.67%	$39.64	0.16826438	6.67
Affiliated Managers Group Inc	AMG	6.67%	$312.94	0.02131399	6.67
Patria Investments Limited	PAX	6.67%	$13.50	0.49407407	6.67
The Goldman Sachs Group, Inc.	GS	6.67%	$929.00	0.00717976	6.67
Morgan Stanley	MS	6.67%	$177.49	0.03757958	6.67
JPMorgan Chase & Co.	JPM	6.67%	$306.13	0.02178813	6.67
Apollo Global Management, Inc.	APO	6.62%	$114.40	0.05786713	6.62
				Starting Value	100.00

(1)These were the Closing Market Prices of the Basket Stocks on the pricing date.

(2)Each Component Ratio equals the Initial Component Weight of the relevant Basket Stock (as a percentage) multiplied by 100.00, and then divided by the Closing Market Price of that Basket Stock on the pricing date and rounded to eight decimal places.

The calculation agent will calculate the Ending Value of the Basket by summing the products of the Closing Market Price for each Basket Stock on the calculation day multiplied by (a) its Price Multiplier on that day and (b) the Component Ratio applicable to that Basket Stock. The Price Multiplier for each Basket Stock will initially be 1, and is subject to adjustment as described in product supplement STOCK LIRN-1. If a Market Disruption Event or non-trading day occurs as to any Basket Stock on the scheduled calculation day, the Closing Market Price of that Basket Stock will be determined as more fully described beginning on page PS-30 of product supplement STOCK LIRN-1 in the section “Description of LIRNs—Basket Market Measures—Observation Level or Ending Value of the Basket”.

Capped Leveraged Index Return Notes®	TS-9

Capped Leveraged Index Return Notes® Linked to a Basket of Fifteen Financial Sector Stocks due February 25, 2028

While actual historical information on the Basket did not exist before the pricing date, the following graph sets forth the hypothetical historical performance of the Basket from December 12, 2022 (which is the latest date on which a Basket Stock began trading) through February 26, 2026. The graph is based upon actual daily historical prices of the Basket Stocks, hypothetical Component Ratios based on the Closing Market Prices of the Basket Stocks as of December 12, 2022, and a Basket value of 100.00 as of that date. This hypothetical historical data on the Basket is not necessarily indicative of the future performance of the Basket or what the value of the notes may be. Any hypothetical historical upward or downward trend in the value of the Basket during any period set forth below is not an indication that the value of the Basket is more or less likely to increase or decrease at any time over the term of the notes.

Hypothetical Historical Performance of the Basket

Capped Leveraged Index Return Notes®	TS-10

Capped Leveraged Index Return Notes® Linked to a Basket of Fifteen Financial Sector Stocks due February 25, 2028

The Basket Stocks

We have derived the following information from publicly available documents. We have not independently verified the accuracy or completeness of the following information.

Because each Basket Stock is registered under the Securities Exchange Act of 1934, each Underlying Company is required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC by the Underlying Companies can be located through the SEC’s website at http://www.sec.gov by reference to the applicable CIK number set forth below.

This term sheet relates only to the notes and does not relate to the Basket Stocks or to any other securities of the Underlying Companies. None of us, MLPF&S, BofAS or any of our or their respective affiliates has participated or will participate in the preparation of any Underlying Company’s publicly available documents. None of us, MLPF&S, BofAS or any of our or their respective affiliates has made any due diligence inquiry with respect to any Underlying Company in connection with the offering of the notes. None of us, MLPF&S, BofAS or any of our or their respective affiliates makes any representation that the publicly available documents or any other publicly available information regarding any Underlying Company are accurate or complete. Furthermore, there can be no assurance that all events occurring prior to the date of this term sheet, including events that would affect the accuracy or completeness of these publicly available documents that would affect the trading price of a Basket Stock, have been or will be publicly disclosed. Subsequent disclosure of any events or the disclosure of or failure to disclose material future events concerning an Underlying Company could affect the price of its Basket Stock and therefore could affect your return on the notes. The selection of the Basket Stocks is not a recommendation to buy or sell the Basket Stocks.

Ares Management Corporation

According to publicly available information, Ares Management Corporation (“Ares”) is an alternative investment manager operating in the credit, real estate, private equity and infrastructure asset classes. Information filed by ARES with the SEC can be located by reference to its SEC file number: 001-36429, or its CIK Code: 0001176948. Ares' common stock is listed on the New York Stock Exchange under the ticker symbol “ARES”.

The following graph shows the daily historical performance of ARES on its primary exchange in the period from January 1, 2016 through February 26, 2026. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On the pricing date, the Closing Market Price of ARES was $118.08. The graph below may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.

Historical Performance of ARES

250
200
150
100
50
0
Jan-2016
Jul-2016
Jan-2017
Jul-2017
Jan-2018
Jul-2018
Jan-2019
Jul-2019
Jan-2020
Jul-2020
Jan-2021
Jul-2021
Jan-2022
Jul-2022
Jan-2023
Jul-2023
Jan-2024
Jul-2024
Jan-2025
Jul-2025
Jan-2026

This historical data on ARES is not necessarily indicative of the future performance of ARES or what the value of the notes may be. Any historical upward or downward trend in the price per share of ARES during any period set forth above is not an indication that the price per share of ARES is more or less likely to increase or decrease at any time over the term of the notes.

You should consult publicly available sources for the prices and trading patterns of ARES.

Capped Leveraged Index Return Notes®	TS-11

Capped Leveraged Index Return Notes® Linked to a Basket of Fifteen Financial Sector Stocks due February 25, 2028

Brookfield Asset Management Ltd.

According to publicly available information, Brookfield Asset Management Ltd. (“Brookfield”) is an alternative asset manager with assets in renewable power, infrastructure, private equity, real estate, and credit. Information filed by Brookfield with the SEC can be located by reference to its SEC file number: 001-41563, or its CIK Code: 0001937926. Brookfield’s common stock is listed on the New York Stock Exchange under the ticker symbol “BAM”.

The following graph shows the daily historical performance of BAM on its primary exchange in the period from December 12, 2022 (the date BAM Asset Management Ltd. first started trading) through February 26, 2026. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On the pricing date, the Closing Market Price of BAM was $48.73. The graph below may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.

Historical Performance of BAM

70
60
50
40
30
20
10
0
Dec-2022
Jun-2023
Dec-2023
Jun-2024
Dec-2024
Jun-2025
Dec-2025

This historical data on BAM is not necessarily indicative of the future performance of BAM or what the value of the notes may be. Any historical upward or downward trend in the price per share of BAM during any period set forth above is not an indication that the price per share of BAM is more or less likely to increase or decrease at any time over the term of the notes.

You should consult publicly available sources for the prices and trading patterns of BAM.

Capped Leveraged Index Return Notes®	TS-12

Capped Leveraged Index Return Notes® Linked to a Basket of Fifteen Financial Sector Stocks due February 25, 2028

BlackRock, Inc.

According to publicly available information, BlackRock, Inc. (“BlackRock”) is an investment management firm. Information filed by BlackRock with the SEC can be located by reference to its SEC file number: 001-33099, or its CIK Code: 0001364742. BlackRock’s common stock is listed on the New York Stock Exchange under the ticker symbol “BLK”.

The following graph shows the daily historical performance of BLK on its primary exchange in the period from January 1, 2016 through February 26, 2026. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On the pricing date, the Closing Market Price of BLK was $1,090.27. The graph below may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.

Historical Performance of BLK

1,400
1,200
1,000
800
600
400
200
0
Jan-2016
Jul-2016
Jan-2017
Jul-2017
Jan-2018
Jul-2018
Jan-2019
Jul-2019
Jan-2020
Jul-2020
Jan-2021
Jul-2021
Jan-2022
Jul-2022
Jan-2023
Jul-2023
Jan-2024
Jul-2024
Jan-2025
Jul-2025
Jan-2026

This historical data on BLK is not necessarily indicative of the future performance of BLK or what the value of the notes may be. Any historical upward or downward trend in the price per share of BLK during any period set forth above is not an indication that the price per share of BLK is more or less likely to increase or decrease at any time over the term of the notes.

You should consult publicly available sources for the prices and trading patterns of BLK.

Capped Leveraged Index Return Notes®	TS-13

Capped Leveraged Index Return Notes® Linked to a Basket of Fifteen Financial Sector Stocks due February 25, 2028

Blackstone Inc.

According to publicly available information, Blackstone Inc. (“Blackstone”) is an investment firm with investment vehicles focused on real estate, private equity, hedge funds and credit and insurance. Information filed by Blackstone with the SEC can be located by reference to its SEC file number: 001-33551, or its CIK Code: 0001393818. Blackstone’s common stock is listed on the New York Stock Exchange under the ticker symbol “BX”.

The following graph shows the daily historical performance of BX on its primary exchange in the period from January 1, 2016 through February 26, 2026. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On the pricing date, the Closing Market Price of BX was $117.95. The graph below may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.

Historical Performance of BX

250
200
150
100
50
0
Jan-2016
Jul-2016
Jan-2017
Jul-2017
Jan-2018
Jul-2018
Jan-2019
Jul-2019
Jan-2020
Jul-2020
Jan-2021
Jul-2021
Jan-2022
Jul-2022
Jan-2023
Jul-2023
Jan-2024
Jul-2024
Jan-2025
Jul-2025
Jan-2026

This historical data on BX is not necessarily indicative of the future performance of BX or what the value of the notes may be. Any historical upward or downward trend in the price per share of BX during any period set forth above is not an indication that the price per share of BX is more or less likely to increase or decrease at any time over the term of the notes.

You should consult publicly available sources for the prices and trading patterns of BX.

Capped Leveraged Index Return Notes®	TS-14

Capped Leveraged Index Return Notes® Linked to a Basket of Fifteen Financial Sector Stocks due February 25, 2028

Interactive Brokers Group, Inc.

According to publicly available information, Interactive Brokers Group, Inc. is an automated electronic broker. Information filed by Interactive Brokers Group, Inc. with the SEC can be located by reference to its SEC file number: 001-33440 or its CIK Code: 0001381197. Interactive Brokers Group, Inc.'s common stock is listed on the Nasdaq Global Select Market under the ticker symbol “IBKR”.

The following graph shows the daily historical performance of IBKR on its primary exchange in the period from January 1, 2016 through February 26, 2026. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On the pricing date, the Closing Market Price of IBKR was $74.56. The graph below may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.

Historical Performance of IBKR

90
80
70
60
50
40
30
20
10
0
Jan-2016
Jul-2016
Jan-2017
Jul-2017
Jan-2018
Jul-2018
Jan-2019
Jul-2019
Jan-2020
Jul-2020
Jan-2021
Jul-2021
Jan-2022
Jul-2022
Jan-2023
Jul-2023
Jan-2024
Jul-2024
Jan-2025
Jul-2025
Jan-2026

This historical data on IBKR is not necessarily indicative of the future performance of IBKR or what the value of the notes may be. Any historical upward or downward trend in the price per share of IBKR during any period set forth above is not an indication that the price per share of IBKR is more or less likely to increase or decrease at any time over the term of the notes.

You should consult publicly available sources for the prices and trading patterns of IBKR.

Capped Leveraged Index Return Notes®	TS-15

Capped Leveraged Index Return Notes® Linked to a Basket of Fifteen Financial Sector Stocks due February 25, 2028

KKR & Co. Inc.

According to publicly available information, KKR & Co. Inc. (“KKR”) is a global investment firm that manages multiple alternative asset classes including private equity, energy, infrastructure, real estate and credit, with partnerships that manage hedge funds. Information filed by KKR with the SEC can be located by reference to its SEC file number: 001-34820, or its CIK Code: 0001404912. KKR’s common stock is listed on the New York Stock Exchange under the ticker symbol “KKR”.

The following graph shows the daily historical performance of KKR on its primary exchange in the period from January 1, 2016 through February 26, 2026. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On the pricing date, the Closing Market Price of KKR was $93.62. The graph below may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.

Historical Performance of KKR

180
160
140
120
100
80
60
40
20
0
Jan-2016
Jul-2016
Jan-2017
Jul-2017
Jan-2018
Jul-2018
Jan-2019
Jul-2019
Jan-2020
Jul-2020
Jan-2021
Jul-2021
Jan-2022
Jul-2022
Jan-2023
Jul-2023
Jan-2024
Jul-2024
Jan-2025
Jul-2025
Jan-2026

This historical data on KKR is not necessarily indicative of the future performance of KKR or what the value of the notes may be. Any historical upward or downward trend in the price per share of KKR during any period set forth above is not an indication that the price per share of KKR is more or less likely to increase or decrease at any time over the term of the notes.

You should consult publicly available sources for the prices and trading patterns of KKR.

Capped Leveraged Index Return Notes®	TS-16

Capped Leveraged Index Return Notes® Linked to a Basket of Fifteen Financial Sector Stocks due February 25, 2028

Blue Owl Capital Inc.

According to publicly available information, Blue Owl Capital Inc. (“Owl”) is an alternative asset manager with assets in Credit, GP Strategic Capital, and Real Estate. Information filed by Owl with the SEC can be located by reference to its SEC file number: 001-39653, or its CIK Code: 0001823945. Owl’s common stock is listed on the New York Stock Exchange under the ticker symbol “OWL”.

The following graph shows the daily historical performance of OWL on its primary exchange in the period from December 14, 2020 (the date OWL first started trading) through February 26, 2026. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On the pricing date, the Closing Market Price of OWL was $11.22. The graph below may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.

Historical Performance of OWL

30
25
20
15
10
5
0
Dec-2020
Jun-2021
Dec-2021
Jun-2022
Dec-2022
Jun-2023
Dec-2023
Jun-2024
Dec-2024
Jun-2025
Dec-2025

This historical data on OWL is not necessarily indicative of the future performance of OWL or what the value of the notes may be. Any historical upward or downward trend in the price per share of OWL during any period set forth above is not an indication that the price per share of OWL is more or less likely to increase or decrease at any time over the term of the notes.

You should consult publicly available sources for the prices and trading patterns of OWL.

Capped Leveraged Index Return Notes®	TS-17

Capped Leveraged Index Return Notes® Linked to a Basket of Fifteen Financial Sector Stocks due February 25, 2028

TPG Inc.

According to publicly available information, TPG Inc. (“TPG”) is an alternative asset manager with assets in private equity, credit and real estate. Information filed by TPG with the SEC can be located by reference to its SEC file number: 001-41222, or its CIK Code: 0001880661. TPG’s common stock is listed on the Nasdaq Stock Market LLC under the ticker symbol “TPG”.

The following graph shows the daily historical performance of TPG on its primary exchange in the period from January 13, 2022 (the date TPG Inc. first started trading) through February 26, 2026. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On the pricing date, the Closing Market Price of TPG was $44.97. The graph below may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.

Historical Performance of TPG

80
70
60
50
40
30
20
10
0
Jan-2022
Jul-2022
Jan-2023
Jul-2023
Jan-2024
Jul-2024
Jan-2025
Jul-2025
Jan-2026

This historical data on TPG is not necessarily indicative of the future performance of TPG or what the value of the notes may be. Any historical upward or downward trend in the price per share of TPG during any period set forth above is not an indication that the price per share of TPG is more or less likely to increase or decrease at any time over the term of the notes.

You should consult publicly available sources for the prices and trading patterns of TPG.

Capped Leveraged Index Return Notes®	TS-18

Capped Leveraged Index Return Notes® Linked to a Basket of Fifteen Financial Sector Stocks due February 25, 2028

AllianceBernstein Holding L.P.

According to publicly available information, AllianceBernstein Holding L.P. (“AllianceBernstein”) provides investment management, research and related services. Information filed by AllianceBernstein with the SEC can be located by reference to its SEC file number: 001-09818, or its CIK Code: 0000825313. AllianceBernstein’s common stock is listed on the New York Stock Exchange under the ticker symbol “AB”.

The following graph shows the daily historical performance of AB on its primary exchange in the period from January 1, 2016 through February 26, 2026. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On the pricing date, the Closing Market Price of AB was $39.64. The graph below may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.

Historical Performance of AB

60
50
40
30
20
10
0
Jan-2016
Jul-2016
Jan-2017
Jul-2017
Jan-2018
Jul-2018
Jan-2019
Jul-2019
Jan-2020
Jul-2020
Jan-2021
Jul-2021
Jan-2022
Jul-2022
Jan-2023
Jul-2023
Jan-2024
Jul-2024
Jan-2025
Jul-2025
Jan-2026

This historical data on AB is not necessarily indicative of the future performance of AB or what the value of the notes may be. Any historical upward or downward trend in the price per share of AB during any period set forth above is not an indication that the price per share of AB is more or less likely to increase or decrease at any time over the term of the notes.

You should consult publicly available sources for the prices and trading patterns of AB.

Capped Leveraged Index Return Notes®	TS-19

Capped Leveraged Index Return Notes® Linked to a Basket of Fifteen Financial Sector Stocks due February 25, 2028

Affiliated Managers Group, Inc.

According to publicly available information, Affiliated Managers Group, Inc. (“AMG”) is an independent investment management company. Information filed by AMG with the SEC can be located by reference to its SEC file number: 001-13459, or its CIK Code: 0001004434. AMG’s common stock is listed on the New York Stock Exchange under the ticker symbol “AMG”.

The following graph shows the daily historical performance of AMG on its primary exchange in the period from January 1, 2016 through February 26, 2026. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On the pricing date, the Closing Market Price of AMG was $312.94. The graph below may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.

Historical Performance of AMG

350
300
250
200
150
100
50
0
Jan-2016
Jul-2016
Jan-2017
Jul-2017
Jan-2018
Jul-2018
Jan-2019
Jul-2019
Jan-2020
Jul-2020
Jan-2021
Jul-2021
Jan-2022
Jul-2022
Jan-2023
Jul-2023
Jan-2024
Jul-2024
Jan-2025
Jul-2025
Jan-2026

This historical data on AMG is not necessarily indicative of the future performance of AMG or what the value of the notes may be. Any historical upward or downward trend in the price per share of AMG during any period set forth above is not an indication that the price per share of AMG is more or less likely to increase or decrease at any time over the term of the notes.

You should consult publicly available sources for the prices and trading patterns of AMG.

Capped Leveraged Index Return Notes®	TS-20

Capped Leveraged Index Return Notes® Linked to a Basket of Fifteen Financial Sector Stocks due February 25, 2028

Patria Investments Limited

According to publicly available information, Patria Investments Limited (“Patria Investments”) is a Cayman Islands-based global alternative investment company. Information filed by Patria Investments with the SEC can be located by reference to its SEC file number: 001-39911, or its CIK Code: 0001825570. Patria Investments’ common stock is listed on the Nasdaq Global Select Market under the ticker symbol “PAX”.

The following graph shows the daily historical performance of PAX on its primary exchange in the period from January 22, 2021 (the date Patria Investments Limited first started trading) through February 26, 2026. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On the pricing date, the Closing Market Price of PAX was $13.50. The graph below may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.

Historical Performance of PAX

25
20
15
10
5
0
Jan-2021
Jul-2021
Jan-2022
Jul-2022
Jan-2023
Jul-2023
Jan-2024
Jul-2024
Jan-2025
Jul-2025
Jan-2026

This historical data on PAX is not necessarily indicative of the future performance of PAX or what the value of the notes may be. Any historical upward or downward trend in the price per share of PAX during any period set forth above is not an indication that the price per share of PAX is more or less likely to increase or decrease at any time over the term of the notes.

You should consult publicly available sources for the prices and trading patterns of PAX.

Capped Leveraged Index Return Notes®	TS-21

Capped Leveraged Index Return Notes® Linked to a Basket of Fifteen Financial Sector Stocks due February 25, 2028

The Goldman Sachs Group, Inc.

According to publicly available information, The Goldman Sachs Group, Inc. (“Goldman”) is an investment banking, securities and investment management firm that provides a range of financial services to corporations, financial institutions, governments and individuals. Information filed by Goldman with the SEC can be located by reference to its SEC file number: 001-14965, or its CIK Code: 0000886982. Goldman’s common stock is listed on the New York Stock Exchange under the ticker symbol “GS”.

The following graph shows the daily historical performance of GS on its primary exchange in the period from January 1, 2016 through February 26, 2026. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On the pricing date, the Closing Market Price of GS was $929.00. The graph below may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.

Historical Performance of GS

1,200
1,000
800
600
400
200
0
Jan-2016
Jul-2016
Jan-2017
Jul-2017
Jan-2018
Jul-2018
Jan-2019
Jul-2019
Jan-2020
Jul-2020
Jan-2021
Jul-2021
Jan-2022
Jul-2022
Jan-2023
Jul-2023
Jan-2024
Jul-2024
Jan-2025
Jul-2025
Jan-2026

This historical data on GS is not necessarily indicative of the future performance of GS or what the value of the notes may be. Any historical upward or downward trend in the price per share of GS during any period set forth above is not an indication that the price per share of GS is more or less likely to increase or decrease at any time over the term of the notes.

You should consult publicly available sources for the prices and trading patterns of GS.

Capped Leveraged Index Return Notes®	TS-22

Capped Leveraged Index Return Notes® Linked to a Basket of Fifteen Financial Sector Stocks due February 25, 2028

Morgan Stanley

According to publicly available information, Morgan Stanley (“Morgan Stanley”) is a financial services firm that, through its subsidiaries and affiliates, advises, and originates, trades, manages and distributes capital for, governments, institutions and individuals. Information filed by Morgan Stanley with the SEC can be located by reference to its SEC file number: 001-11758, or its CIK Code: 0000895421. Morgan Stanley’s common stock is listed on the New York Stock Exchange under the ticker symbol “MS”.

The following graph shows the daily historical performance of MS on its primary exchange in the period from January 1, 2016 through February 26, 2026. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On the pricing date, the Closing Market Price of MS was $177.49. The graph below may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.

Historical Performance of MS

250
200
150
100
50
0
Jan-2016
Jul-2016
Jan-2017
Jul-2017
Jan-2018
Jul-2018
Jan-2019
Jul-2019
Jan-2020
Jul-2020
Jan-2021
Jul-2021
Jan-2022
Jul-2022
Jan-2023
Jul-2023
Jan-2024
Jul-2024
Jan-2025
Jul-2025
Jan-2026

This historical data on MS is not necessarily indicative of the future performance of MS or what the value of the notes may be. Any historical upward or downward trend in the price per share of MS during any period set forth above is not an indication that the price per share of MS is more or less likely to increase or decrease at any time over the term of the notes.

You should consult publicly available sources for the prices and trading patterns of MS.

Capped Leveraged Index Return Notes®	TS-23

Capped Leveraged Index Return Notes® Linked to a Basket of Fifteen Financial Sector Stocks due February 25, 2028

JPMorgan Chase & Co.

According to publicly available information, JPMorgan Chase & Co. (“JPMorgan”) is a financial holding company, financial services firm and banking institution which offers investment banking, financial services, commercial banking, financial transaction processing and asset management for consumers and small businesses. Information filed by JPMorgan with the SEC can be located by reference to its SEC file number: 001-05805, or its CIK Code: 0000019617. JPMorgan’s common stock is listed on the New York Stock Exchange under the ticker symbol “JPM”.

The following graph shows the daily historical performance of JPM on its primary exchange in the period from January 1, 2016 through February 26, 2026. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On the pricing date, the Closing Market Price of JPM was $306.13. The graph below may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.

Historical Performance of JPM

400
350
300
250
200
150
100
50
0
Jan-2016
Jul-2016
Jan-2017
Jul-2017
Jan-2018
Jul-2018
Jan-2019
Jul-2019
Jan-2020
Jul-2020
Jan-2021
Jul-2021
Jan-2022
Jul-2022
Jan-2023
Jul-2023
Jan-2024
Jul-2024
Jan-2025
Jul-2025
Jan-2026

This historical data on JPM is not necessarily indicative of the future performance of JPM or what the value of the notes may be. Any historical upward or downward trend in the price per share of JPM during any period set forth above is not an indication that the price per share of JPM is more or less likely to increase or decrease at any time over the term of the notes.

You should consult publicly available sources for the prices and trading patterns of JPM.

Capped Leveraged Index Return Notes®	TS-24

Capped Leveraged Index Return Notes® Linked to a Basket of Fifteen Financial Sector Stocks due February 25, 2028

Apollo Global Management, Inc.

According to publicly available information, Apollo Global Management, Inc. (“Apollo”) is an alternative investment manager in private equity, credit and real assets with distressed investment expertise. Information filed by Apollo with the SEC can be located by reference to its SEC file number: 001-35107, or its CIK Code: 0001411494. Apollo’s common stock is listed on the New York Stock Exchange under the ticker symbol “APO”.

The following graph shows the daily historical performance of APO on its primary exchange in the period from January 1, 2016 through February 26, 2026. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On the pricing date, the Closing Market Price of APO was $114.40. The graph below may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.

Historical Performance of APO

200
180
160
140
120
100
80
60
40
20
0
Jan-2016
Jul-2016
Jan-2017
Jul-2017
Jan-2018
Jul-2018
Jan-2019
Jul-2019
Jan-2020
Jul-2020
Jan-2021
Jul-2021
Jan-2022
Jul-2022
Jan-2023
Jul-2023
Jan-2024
Jul-2024
Jan-2025
Jul-2025
Jan-2026

This historical data on APO is not necessarily indicative of the future performance of APO or what the value of the notes may be. Any historical upward or downward trend in the price per share of APO during any period set forth above is not an indication that the price per share of APO is more or less likely to increase or decrease at any time over the term of the notes.

You should consult publicly available sources for the prices and trading patterns of APO.

Capped Leveraged Index Return Notes®	TS-25

Capped Leveraged Index Return Notes® Linked to a Basket of Fifteen Financial Sector Stocks due February 25, 2028

Supplement to the Plan of Distribution

Under our distribution agreement with BofAS, BofAS will purchase the notes from us as principal at the public offering price indicated on the cover of this term sheet, less the indicated underwriting discount.

MLPF&S will purchase the notes from BofAS for resale, and will receive a selling concession in connection with the sale of the notes in an amount up to the full amount of the underwriting discount set forth on the cover of this term sheet.

We will pay a fee to LFT Securities, LLC for providing certain electronic platform services with respect to this offering, which will reduce the economic terms of the notes to you. An affiliate of BofAS has an ownership interest in LFT Securities, LLC.

We will deliver the notes against payment therefor in New York, New York on a date that is greater than one business day following the pricing date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes more than one business day prior to the settlement date will be required to specify alternative settlement arrangements to prevent a failed settlement.

The notes will not be listed on any securities exchange. In the original offering of the notes, the notes will be sold in minimum investment amounts of 100 units. If you place an order to purchase the notes, you are consenting to MLPF&S and/or one of its affiliates acting as a principal in effecting the transaction for your account.

MLPF&S and BofAS may repurchase and resell the notes, with repurchases and resales being made at prices related to then-prevailing market prices or at negotiated prices, and these prices will include MLPF&S’s and BofAS’s trading commissions and mark-ups or mark-downs. MLPF&S and BofAS may act as principal or agent in these market-making transactions; however, neither is obligated to engage in any such transactions. At their discretion, for a short, undetermined initial period after the issuance of the notes, MLPF&S and BofAS may offer to buy the notes in the secondary market at a price that may exceed the initial estimated value of the notes. Any price offered by MLPF&S or BofAS for the notes will be based on then-prevailing market conditions and other considerations, including the performance of the Basket and the remaining term of the notes. However, none of us, MLPF&S, BofAS or any of our or their respective affiliates is obligated to purchase your notes at any price or at any time, and we cannot assure you that we, MLPF&S, BofAS or any of our or their respective affiliates will purchase your notes at a price that equals or exceeds the initial estimated value of the notes.

The value of the notes shown on your account statement produced by MLPF&S will be based on BofAS’s estimate of the value of the notes if BofAS or another of its affiliates were to make a market in the notes, which it is not obligated to do. That estimate will be based upon the price that BofAS may pay for the notes in light of then-prevailing market conditions, and other considerations, as mentioned above, and will include transaction costs. At certain times, this price may be higher than or lower than the initial estimated value of the notes.

The distribution of the Note Prospectus in connection with these offers or sales will be solely for the purpose of providing investors with the description of the terms of the notes that was made available to investors in connection with their initial offering. Secondary market investors should not, and will not be authorized to, rely on the Note Prospectus for information regarding BNS or for any purpose other than that described in the immediately preceding sentence.

Capped Leveraged Index Return Notes®	TS-26

Capped Leveraged Index Return Notes® Linked to a Basket of Fifteen Financial Sector Stocks due February 25, 2028

Structuring the Notes

The notes are our unsecured senior debt securities, the return on which is linked to the performance of the Basket. As is the case for all of our debt securities, including our market-linked notes, the economic terms of the notes reflect our actual or perceived creditworthiness at the time of pricing. The internal funding rate we use in pricing the market-linked note is typically lower than the rate we would pay when we issue conventional fixed-rate debt securities of comparable maturity. This generally relatively lower internal funding rate, which is reflected in the economic terms of the notes, along with the fees and charges associated with market-linked notes, resulted in the initial estimated value of the notes on the pricing date being less than their public offering price.

At maturity, we are required to pay the Redemption Amount to holders of the notes, which will be calculated based on the performance of the Basket and the $10 per unit principal amount. In order to meet these payment obligations, at the time we issue the notes, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) with BofAS or one of its affiliates. The terms of these hedging arrangements are determined by seeking bids from market participants, including MLPF&S, BofAS and its affiliates, and take into account a number of factors, including our creditworthiness, interest rate movements, the volatility of the Basket Stocks, the tenor of the notes and the tenor of the hedging arrangements. The economic terms of the notes and their initial estimated value depend in part on the terms of these hedging arrangements.

BofAS has advised us that the hedging arrangements will include a hedging related charge of approximately $0.05 per unit, reflecting an estimated profit to be credited to BofAS from these transactions. Since hedging entails risk and may be influenced by unpredictable market forces, additional profits and losses from these hedging arrangements may be realized by BofAS or any third party hedge providers.

For further information, see “Risk Factors—Conflict-Related Risks” beginning on page PS-14 and “Use of Proceeds and Hedging” on page PS-18 of product supplement STOCK LIRN-1.

Capped Leveraged Index Return Notes®	TS-27

Capped Leveraged Index Return Notes® Linked to a Basket of Fifteen Financial Sector Stocks due February 25, 2028

Summary of Canadian Federal Income Tax Consequences

See “Supplemental Discussion of Canadian Federal Income Tax Consequences” in product supplement STOCK LIRN -1. In addition to the assumptions, limitations and conditions described therein, such discussion assumes that no amount paid or payable to a Non-Resident Holder will be the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of paragraph 18.4(3)(b) of the Act.

On January 29, 2026, the Department of Finance Canada released for consultation proposed amendments (the “January 29th Tax Proposals”) that would amend paragraph 18.4(3)(b) of the Act, and introduce other consequential amendments. Such discussion further assumes that these proposals will not apply to amounts payable to a holder in respect of the notes. However, there can be no assurance in this regard. Investors should note that the January 29th Tax Proposals are highly complex, and there remains significant uncertainty as to their interpretation and application

Summary of U.S. Federal Income Tax Consequences

The following is a general description of certain U.S. federal tax considerations relating to the notes. Prospective purchasers of the notes should consult their tax advisors as to the consequences under the tax laws of the country of which they are residents for tax purposes and the tax laws of the U.S. of acquiring, holding and disposing of the notes and receiving payments under the notes. This summary is based upon the law as in effect on the date of this document and is subject to any change in law that may take effect after such date. We urge you to read the more detailed discussion in the “Material U.S. Federal Income Tax Consequences” section beginning on page PS-35 of product supplement STOCK LIRN-1.

No statutory, regulatory, judicial or administrative authority directly discusses how the notes should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the notes are uncertain. Accordingly, we urge you to consult your tax advisor as to the tax consequences of your investment in the notes (and of having agreed to the required tax treatment of your notes described below) and as to the application of state, local or other tax laws to your investment in your notes and the possible effects of changes in federal or other tax laws.

Pursuant to the terms of the notes, BNS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize your notes as prepaid derivative contracts with respect to the Basket Stocks. If your notes are so treated, you should, subject to Section 1260 of the Code, discussed below, generally recognize long-term capital gain or loss if you hold your notes for more than one year (and, otherwise, short-term capital gain or loss) upon the taxable disposition (including cash settlement) of your notes in an amount equal to the difference between the amount you receive at such time and the amount you paid for your notes. The deductibility of capital losses is subject to limitations.

Section 1260. Because one or more Underlying Companies would be treated as a “pass-thru entity” for purposes of Section 1260 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), it is possible that an investment in the notes could be treated as a “constructive ownership transaction” within the meaning of Section 1260 of the Code. If the notes were treated as a constructive ownership transaction, certain adverse U.S. federal income tax consequences could apply (i.e., all or a portion of any long-term capital gain that you recognize upon the taxable disposition of your notes could be recharacterized as ordinary income and you could be subject to an interest charge on deferred tax liability with respect to such recharacterized gain). We urge you to read the discussion concerning the possible treatment of the notes as a constructive ownership transaction under “Material U.S. Federal Income Tax Consequences — Section 1260” of product supplement STOCK LIRN-1.

Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat your notes in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the notes, it is possible that your notes could alternatively be treated for tax purposes as a single contingent payment debt instrument or pursuant to some other characterization (including possible treatment as a “constructive ownership transaction” under Section 1260 of the Code), such that the timing and character of your income from the notes could differ materially and adversely from the treatment described above.

Section 1297. We will not attempt to ascertain whether any Underlying Company would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Internal Revenue Code of 1986, as amended (the “Code”). If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply to U.S. holders upon the taxable disposition (including cash settlement) of the notes. You should refer to information filed with the SEC or an equivalent governmental authority by such entities and consult your tax advisor regarding the possible consequences to you if such entity is or becomes a PFIC.

Capped Leveraged Index Return Notes®	TS-28

Capped Leveraged Index Return Notes® Linked to a Basket of Fifteen Financial Sector Stocks due February 25, 2028

Notice 2008-2. In 2007, the Internal Revenue Service (the “IRS”) released a notice that may affect the taxation of holders of the notes. According to Notice 2008-2, the IRS and the U.S. Department of the Treasury (the “Treasury”) are considering whether a holder of an instrument such as the notes should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. According to the Notice, the IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code, discussed above, should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of notes purchased after the bill was enacted to accrue interest income over the term of the notes despite the fact that there will be no interest payments over the term of the notes.

Furthermore, in 2013 the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the notes to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect securities that were issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your notes.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” or “undistributed net investment income” in the case of an estate or trust, which may include any income or gain realized with respect to the notes, to the extent of their net investment income or undistributed net investment income (as the case may be) that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to the 3.8% Medicare tax.

Specified Foreign Financial Assets. U.S. holders may be subject to reporting obligations with respect to their notes if they do not hold their notes in an account maintained by a financial institution and the aggregate value of their notes and certain other “specified foreign financial assets” (applying certain attribution rules) exceeds an applicable threshold. Significant penalties can apply if a U.S. holder is required to disclose its notes and fails to do so.

Backup Withholding and Information Reporting. The proceeds received from a taxable disposition of the notes will be subject to information reporting unless you are an “exempt recipient” and may also be subject to backup withholding at the rate specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer number, if you are a U.S. holder) or meet certain other conditions.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

Non-U.S. Holders. If you are a non-U.S. holder, subject to Section 897 of the Code and Section 871(m) of the Code, and FATCA, each as discussed below, you should generally not be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your notes if you comply with certain certification and identification requirements as to your non-U.S. status including providing us (and/or the applicable withholding agent) a properly executed and fully completed applicable IRS Form W-8. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition of a note generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by you in the U.S., (ii) you are a non-resident alien individual and are present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) you have certain other present or former connections with the U.S.

Section 897. We will not attempt to ascertain whether any Underlying Company would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the notes should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any Underlying Company and/or the notes were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain realized by a non-U.S. holder in respect of the notes upon a taxable disposition of the notes to U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of an Underlying Company for their notes as a USRPHC and/or the notes as USRPI.

Capped Leveraged Index Return Notes®	TS-29

Capped Leveraged Index Return Notes® Linked to a Basket of Fifteen Financial Sector Stocks due February 25, 2028

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2027.

Based on our determination that the notes are not “delta-one” with respect to any Basket Stock, our special U.S. tax counsel is of the opinion that the notes should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations on the date the terms of the notes are set. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, after the date the terms are set, it is possible that your notes could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the Basket Stocks or your notes and following such occurrence your notes could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the notes under these rules if you enter, or have entered, into certain other transactions in respect of the Basket Stocks or the notes. If you enter, or have entered, into other transactions in respect of the Basket Stocks or the notes, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your notes in the context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the notes, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the notes.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders. A note may be subject to U.S. federal estate tax if an individual non-U.S. holder holds the note at the time of his or her death. The gross estate of a non-U.S. holder domiciled outside the U.S. includes only property situated in the U.S. Individual non-U.S. holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the notes at death.

FATCA. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends or other fixed or determinable annual or periodical gain, profits and income, and the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account at the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments”, will not apply to gross proceeds on a sale or disposition, and will apply to certain foreign passthru payments only to the extent that such payments are made after the date that is two years after final regulations defining the term “foreign passthru payment” are published. If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

Investors should consult their own advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their notes through a foreign entity) under the FATCA rules.

Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the notes, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including that of BNS and those of the Underlying Companies).

Capped Leveraged Index Return Notes®	TS-30

Capped Leveraged Index Return Notes® Linked to a Basket of Fifteen Financial Sector Stocks due February 25, 2028

Validity of the Notes

In the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, as special counsel to BNS, when the notes offered by this term sheet have been executed and issued by BNS and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the notes will be valid and binding obligations of BNS, enforceable against BNS in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).  This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Canadian law, Fried, Frank, Harris, Shriver & Jacobson LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by Osler, Hoskin & Harcourt LLP, Canadian legal counsel for BNS, in its opinion expressed below.  In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the notes, authentication of the notes and the genuineness of signatures and certain factual matters, all as stated in the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP dated October 9, 2024 filed with the SEC as Exhibit 5.3 to the Registration Statement on Form F-3 on October 9, 2024.

In the opinion of Osler, Hoskin & Harcourt LLP, the issue and sale of the notes has been duly authorized by all necessary corporate action of BNS in conformity with the Indenture, and when the notes have been duly executed, authenticated and issued in accordance with the Indenture, and delivered against payment therefor, the notes will be validly issued and, to the extent validity of the notes is a matter governed by the laws of the Province of Ontario or the federal laws of Canada applicable therein, will be valid obligations of BNS, subject to the following limitations (i) the enforceability of the Indenture may be limited by the Canada Deposit Insurance Corporation Act (Canada), the Winding-up and Restructuring Act (Canada) and bankruptcy, insolvency, reorganization, receivership, preference, moratorium, arrangement or winding-up laws or other similar laws affecting the enforcement of creditors’ rights generally; (ii) the enforceability of the Indenture may be limited by equitable principles, including the principle that equitable remedies such as specific performance and injunction may only be granted in the discretion of a court of competent jurisdiction; (iii) pursuant to the Currency Act (Canada) a judgment by a Canadian court must be awarded in Canadian currency and that such judgment may be based on a rate of exchange in existence on a day other than the day of payment; and (iv) the enforceability of the Indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the Indenture to be unenforceable as an attempt to vary or exclude a limitation period under that Act. This opinion is given as of the date hereof and is limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein. In addition, this opinion is subject to customary assumptions about the Trustees’ authorization, execution and delivery of the Indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated October 9, 2024, which has been filed as Exhibit 5.2 to BNS’ Form F-3 filed with the SEC on October 9, 2024.

Where You Can Find More Information

We have filed a registration statement (including a product supplement, a prospectus supplement and a prospectus) with the SEC for the offering to which this term sheet relates. You should read the Note Prospectus, including this term sheet, and the other documents that we have filed with the SEC, for more complete information about us and this offering. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, we, any agent, or any dealer participating in this offering will arrange to send you these documents if you so request by calling MLPF&S or BofAS toll-free at 1-800-294-1322.

“Leveraged Index Return Notes®” and “LIRNs®” are registered service marks of Bank of America Corporation, the parent company of MLPF&S and BofAS.

Capped Leveraged Index Return Notes®	TS-31